Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on November 5, 2023, by and between New Arena Holdco, Inc., a Delaware corporation (to be renamed “Arena Group Holdings, Inc.” following the transactions contemplated by the Transaction Agreement (as defined below)) (“Newco”), and 5-Hour International Corporation Pte. Ltd., a company organized under the laws of Singapore (the “Investor”).

WHEREAS, this Subscription Agreement is being entered into in connection with the Business Combination Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among The Arena Group Holdings, Inc., a Delaware corporation (“Arena”), Simplify Inventions LLC, a Delaware limited liability company (“Simplify”), Bridge Media Networks, LLC, a Michigan limited liability company (“Bridge Media”), Newco, Energy Merger Sub I, LLC, a Delaware limited liability company and a wholly owned subsidiary of Newco (“Merger Sub 1”) and Energy Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Newco (“Merger Sub 2”), in substantially the form provided to the Investor prior to the date hereof, pursuant to which, among other things, Bridge Media will merge with and into Merger Sub 1, with Merger Sub 1 as the surviving company and becoming a wholly owned subsidiary of Newco (the “Bridge Media Merger”) and, immediately following the Bridge Media Merger, Merger Sub 2 will merge with and into Arena, with Arena as the surviving corporation (and becoming a wholly owned subsidiary of Newco) (the “Arena Merger,” and together with the Bridge Media Merger, the “Transaction”).

WHEREAS, in connection with the Transaction, Newco is seeking a commitment from the Investor to purchase, immediately following the closing of the Transaction, 5,000,000 shares of Newco’s common stock, par value $0.0001 per share (the “Shares”), in a private placement for an aggregate purchase price of $25,000,000 (the “Subscription Amount”).

WHEREAS, in connection with the Transaction, Newco has entered into a subscription agreement (the “Preferred Stock Subscription Agreement”) with The Hans Foundation USA, a Delaware nonprofit nonstock corporation (“The Hans Foundation”), pursuant to which The Hans Foundation will purchase 25,000 shares of Newco’s Series L preferred stock at a purchase price of $1,000 per share for an aggregate purchase price of $25,000,000 (the “Preferred Stock Financing”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and Newco acknowledges and agrees as follows:

1. Subscription. (a) The Investor hereby subscribes for and agrees to purchase from Newco, and (b) Newco hereby agrees to issue and sell to the Investor, in each case, the Shares on the terms and subject to the conditions provided for herein.

2. Closing. The closing of the sale, purchase and issuance of the Shares contemplated hereby (the “Closing”) shall occur on the closing date of (the “Closing Date”), and be conditioned upon the prior consummation of, the Transaction and the conditions set forth in Section 3. Upon (a) satisfaction or waiver in writing of the conditions set forth in Section 3 below and (b) delivery of written notice from (or on behalf of) Newco to the Investor (the “Closing Notice”), that Newco reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on an expected closing date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to Newco, two (2) business days prior to the expected closing date specified in the Closing Notice, the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by Newco in the Closing Notice, to be held in escrow until the Closing. On the Closing Date, Newco shall issue the Shares to the Investor, free and clear of any and all liens or other restrictions (other than those under applicable securities laws), and cause the Shares to be registered in book entry form in the name of the Investor (or its nominee in accordance with the delivery instructions), or to a custodian designated by the Investor, as applicable, on Newco’s share register, which book entry records shall contain the restrictive legend referred to in Section 6(b). For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close. Prior to or at the Closing, the Investor shall deliver to Newco a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. In the event the Closing Date does not occur within five (5) business days after the expected closing date specified in the Closing Notice, Newco shall promptly (but not later than one (1) business day thereafter) return the Subscription Amount to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, and any book-entries for the Shares shall be deemed cancelled; provided that, unless this Subscription Agreement has been terminated pursuant to Section 7 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation (A) to redeliver funds to Newco in accordance with Section 2 following Newco’s delivery to the Investor of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in Section 3 immediately after the consummation of the Transaction.

3. Closing Conditions. The obligations of the parties hereto to consummate the purchase, sale and issuance of the Shares pursuant to this Subscription Agreement are subject to the satisfaction or waiver in writing of the following conditions: (a) no governmental authority shall have issued, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; (b) all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement, including all necessary approvals of Arena’s stockholders and regulatory approvals, if any, shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction pursuant to the Transaction Agreement), and the closing of the Transaction shall have occurred immediately prior to the Closing; (c) all conditions precedent to the Preferred Stock Financing shall have been satisfied (as determined by the parties to the Preferred Stock Subscription Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Preferred Stock Financing pursuant to the Preferred Stock Subscription Agreement) and the closing of the Preferred Stock Financing shall have occurred; (d) the terms of the Transaction Agreement as it exists on the date hereof shall not have been amended or modified, or any condition waived, in a manner that would be reasonably expected to be materially adverse to the economic benefits that the Investor (in its capacity as such) would reasonably expect to receive under this Subscription Agreement; (e) all representations and warranties of the parties hereto contained in this Subscription Agreement shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date (unless they specifically speak as of another date, in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality, Newco Material Adverse Effect or Investor Material Adverse Effect (each, as defined below), as applicable, which shall be true and correct in all respects at and as of the Closing Date (unless they specifically speak as of another date, in which case they shall be true and correct in all respects as of such date)); (f) each party shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; (g) no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred, and the subscribed Shares shall have been approved for listing on the Stock Exchange (as defined below), subject to official notice of issuance; and (h) if requested by the Investor, a cross receipt executed by Newco and delivered to the Investor certifying that it has received the Subscription Amount from the Investor as of the Closing Date.

4. Further Assurances. At or prior to the Closing, the parties hereto shall use commercially reasonable efforts to execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. Newco Representations, Warranties and Covenants. Newco represents and warrants to the Investor, as of the date hereof and as of the Closing Date, and covenants that:

(a) Newco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Newco has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

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(b) As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable, free and clear of all liens and other restrictions (other than those under applicable securities laws), and will not have been issued in violation of or subject to any preemptive or similar rights created under Newco’s certificate of incorporation or bylaws (as in effect at such time of issuance) or under the Delaware General Corporation Law.

(c) This Subscription Agreement has been duly authorized, executed and delivered by Newco and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is the legal, valid and binding obligation of Newco, enforceable against Newco in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d) The execution and delivery of this Subscription Agreement, and the performance by Newco of its obligations hereunder, including the issuance and sale by Newco of the Shares pursuant to this Subscription Agreement, and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Newco or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Newco or any of its subsidiaries is a party or by which Newco or any of its subsidiaries is bound or to which any of the property or assets of Newco is subject that would reasonably be expected to (A) have, individually or in the aggregate, a material adverse effect on the business, financial condition, stockholders’ equity or results of operations of Newco and its subsidiaries, taken as a whole (a “Newco Material Adverse Effect”), materially affect the validity of the Shares or materially affect the legal authority of Newco to comply in all material respects with its obligations under this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of Newco; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Newco or any of its properties that would reasonably be expected to have a Newco Material Adverse Effect, materially affect the validity of the Shares or materially affect the legal authority of Newco to comply in all material respects with its obligations under this Subscription Agreement.

(e) As of their respective filing dates, all filings, registration statements, proxy statements, reports and other documents required to be filed by Newco, if any, (the “SEC Reports”), with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act, and the rules and regulations of the SEC promulgated thereunder. There are no material outstanding or unresolved comments in comment letters received by Newco from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports. None of the SEC Reports filed under the Exchange Act, contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) Newco is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Shares pursuant to this Subscription Agreement, other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) those required by The NYSE American or such other applicable stock exchange on which Newco’s common stock is then listed (the “Stock Exchange”), including with respect to obtaining approval of Newco’s stockholders, (iv) those required to consummate the Transaction contemplated by the Transaction Agreement and (v) those the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Newco Material Adverse Effect.

(g) As of the Closing Date, Newco shall have sufficient authorized and unissued capital stock to issue the Shares pursuant to this Subscription Agreement. Except as set forth in Newco’s certificate of incorporation, there are no securities or instruments issued by or to which Newco is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares pursuant to this Subscription Agreement.

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(h) Newco is in compliance with all applicable law, and Newco has not received any written communication from a governmental authority that alleges that Newco is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to be, individually or in the aggregate, material to Newco.

(i) Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by Newco to the Investor.

(j) Neither Newco nor any person acting on its behalf has offered or sold the Shares by any form of general solicitation or general advertising in violation of the Securities Act and neither Newco, nor any person acting on its behalf has offered any of the Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither Newco, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security of Newco nor solicited any offers to buy any security under circumstances that would adversely affect reliance by Newco on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Shares under the Securities Act.

(k) As of the Closing Date, the shares of common stock of Newco shall be registered pursuant to Section 12(b) of the Exchange Act and listed for trading on the Stock Exchange. There is no suit, action, proceeding, or investigation pending, or, to the knowledge of Newco, threatened against Newco, including, but not limited to, any suit, action, proceeding or investigation by the Stock Exchange or the SEC, respectively, to prohibit or terminate the listing of, or suspend the trading of, the shares of common stock of Newco or to deregister the shares of common stock of Newco under the Exchange Act or the Stock Exchange. Newco has taken no action that is designed to terminate the registration of, or suspend the trading of, the shares of common stock under the Exchange Act or the Stock Exchange.

(l) Newco is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares to the Investor.

(m) There are no pending or, to the knowledge of Newco, threatened, suits, claims, actions, or proceedings, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a Newco Material Adverse Effect. There is no unsatisfied judgment or any open injunction binding upon Newco, which would, individually or in the aggregate, reasonably be expected to have a Newco Material Adverse Effect.

(n) Newco is not, and immediately after the closing of the Transaction and receipt of payment for the Shares will not be, (i) an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

6. Investor Representations and Warranties. The Investor represents and warrants to Newco, as of the date hereof and as of the Closing Date, that:

(a) The Investor (i) is (A) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or(B) an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (5), (7) or (8) under the Securities Act) (and in each case the Investor understands that the offering meets the exemptions for filing under FINRA Rule 5123(b)(1)(C) or (J)), (ii) is acquiring the Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of each such account is independently a qualified institutional buyer, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or the securities law of any other jurisdiction. The Investor is not an entity formed for the specific purpose of acquiring the Shares.

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(b) The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Shares have not been registered under the Securities Act and that Newco is not required to register the Shares except as set forth in the Registration Rights Agreement by and between Newco and the Investor to be entered into at the closing of the Transaction Agreement (the “Registration Rights Agreement”). The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to Newco or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates or book entry records representing the Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Shares will be subject to the foregoing securities law transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act. The Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting prior to making any offer, resale, transfer, pledge or disposition of any of the Shares. The Investor has determined based on its own independent review and such professional advice as it deems appropriate that the Shares are a suitable investment for the Investor, notwithstanding the substantial risks inherent in investing in or holding the Shares.

(c) The Investor acknowledges and agrees that the Investor is purchasing the Shares from Newco. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of Newco, Arena, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, in each case other than those representations, warranties, covenants and agreements of Newco expressly set forth in this Subscription Agreement.

(d) The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, without limitation, with respect to Newco, the Transaction and the business of Newco, Arena, Bridge Media and their respective subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that it has received access to and has had an adequate opportunity to review the financial and other such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including with respect to Newco, Arena, Bridge Media and the Transaction. The Investor acknowledges and agrees that the Investor and the Investor’s legal, accounting, regulatory, tax and other professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s legal, accounting, regulatory, tax and other professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. In making its decision to purchase the Shares, the Investor represents that it has relied solely upon independent investigation made by the Investor, the Investor’s own sources of information, investment analysis and due diligence (including professional advice the Investor deems appropriate) and the representations, warranties and covenants of Newco contained in this Subscription Agreement with respect to the Transaction, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of Newco and Arena including but not limited to all business, legal, regulatory, accounting, credit, tax and other economic matters. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of anyone, other than the representations and warranties contained in this Subscription Agreement in making its decision to invest in Newco.

(e) The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and Newco, Arena or a representative of Newco or Arena, and the Shares were offered to the Investor solely by direct contact between the Investor and Newco, Arena or a representative of Newco or Arena. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered to it by any form of general solicitation or general advertising and (ii) to its knowledge, are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Newco, Arena, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the representations and warranties of Newco contained in this Subscription Agreement, in making its investment or decision to invest in Newco.

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(f) The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision and the Investor has made its own assessment and has satisfied itself concerning relevant tax or other economic considerations relative to its purchase of the Shares. The Investor acknowledges that Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither Newco nor Arena has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Subscription Agreement.

(g) Alone, or together with any professional advisor(s), the Investor has analyzed and considered the risks of an investment in the Shares and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in Newco. The Investor acknowledges specifically that a possibility of total loss exists.

(h) The Investor acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares.

(i) The Investor has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation (to the extent such concept exists in such jurisdiction), with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(j) The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, that would reasonably be expected to have a material adverse effect on the Investor’s ability to consummate the transactions contemplated hereby (an “Investor Material Adverse Effect”), and will not conflict with or violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory has been duly authorized to execute the same, and, this Subscription Agreement has been duly executed and delivered by the Investor and, assuming that this Subscription Agreement constitutes the valid and binding agreement of Newco, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(k) Neither the Investor nor any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person or entity named on any sanctions-related list of sanctioned Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, Her Majesty’s Treasury of the United Kingdom, the European Union (or any member state thereof), or the United Nations Security Council (a “Sanctions List”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson Regions or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the United Kingdom, the European Union or any individual European Union member state; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the United Kingdom, the European Union or any individual European Union member state. The Investor further represents that the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

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(l) The Investor is not, nor is the Investor acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code.

(m) The Investor has or has commitments to have, and when required to deliver payment to Newco pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

(n) The Investor acknowledges and agrees that it is not an underwriter within the meaning of Section 2(a)(11) of the Securities Act and that the purchase and sale of Shares hereunder meets the exemptions from filing under FINRA Rule 5123(b)(1).

(o) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in Newco as a result of the purchase and sale of Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over Newco from and after the Closing as a result of the purchase and sale of Shares hereunder.

7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (i) such date and time as the Transaction Agreement is terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement and (iii) if the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be or are not consummated at the Closing; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. Newco shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section 7, any monies paid by the Investor to Newco in connection herewith shall be promptly (and in any event within one (1) business day after such termination) returned to the Investor without any deduction.

8. Investor Covenant. The Investor hereby agrees that, from the date of this Subscription Agreement, none of the Investor, its controlled affiliates, or any person or entity acting on behalf of the Investor or any of its controlled affiliates or pursuant to any understanding with the Investor or any of its controlled affiliates will engage in any Short Sales with respect to securities of Arena prior to the Closing. For purposes of this Section 8, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and other similar transactions through non-U.S. broker dealers or foreign regulated brokers.

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9. Miscellaneous.

(a) Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned, other than with the prior written consent of Newco, provided that, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executes a joinder to this Subscription Agreement or a separate subscription agreement in substantially the same form as this Subscription Agreement, including with respect to the Subscription Amount and other terms and conditions. Neither this Subscription Agreement nor any rights that may accrue to Newco hereunder or any of Newco’s obligations may be transferred or assigned other than pursuant to the Transaction.

(b) Newco may request from the Investor such additional information as Newco may deem reasonably necessary to evaluate the eligibility of the Investor to acquire the Shares and in connection with the inclusion of the Shares in any registration statement, and the Investor shall reasonably promptly provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that, Newco agrees to keep any such information provided by the Investor confidential other than as necessary to include in any registration statement Newco is required to file pursuant to the Registration Rights Agreement.

(c) The Investor acknowledges that Newco and, prior to the Closing, Arena, will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify Newco and Arena if any of the acknowledgments, understandings, agreements, representations and warranties of the Investor set forth herein are no longer accurate. The Investor acknowledges and agrees that the purchase by the Investor of Shares under this Subscription Agreement from Newco will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notification) by the Investor as of the time of such purchase. Newco acknowledges that the Investor will rely on the acknowledgments, understandings, agreements, representations and warranties of Newco contained in this Subscription Agreement. Prior to the Closing, Newco agrees to promptly notify the Investor if any of the acknowledgments, understandings, agreements, representations and warranties of Newco set forth herein are no longer accurate.

(d) Each of Arena, Newco and the Investor is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e) All of the representations and warranties contained in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Subscription Agreement shall survive the Closing.

(f) This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 7 above) except by an instrument in writing, signed by each of the parties hereto and, with respect to any modification or waiver, to the extent required by the Transaction Agreement, Arena and Simplify; provided that the Investor may waive any rights hereunder without obtaining written consent from Newco ,Arena or Simplify. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third-party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

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(g) This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 8, Section 9(c), Section 9(d) and Section 10 with respect to the persons referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. The parties hereto shall endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(j) This Subscription Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l) This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

(m) THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9 OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

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(n) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

(o) Each of the Investor and Newco acknowledges and agrees that for U.S. federal income tax purposes, the Investor shall be deemed to be the owner of any funds transferred by the Investor to Newco unless and until the Closing is fully completed in accordance with the terms of this Subscription Agreement.

10. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Newco, Arena, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of Newco expressly contained in this Subscription Agreement, in making its investment or decision to invest in Newco. The Investor acknowledges and agrees that no affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of Arena or any other party to the Transaction Agreement (other than Newco) shall be liable to the Investor pursuant to this Subscription Agreement, the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by Newco, Arena or any Non-Party Affiliate concerning Newco, Arena, any of their affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of Newco, Arena or any of their respective affiliates or any family member of the foregoing.

11. Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to the Investor, to:

5-Hour International Corporation Private Limited
C/O Renew Group Private Limited
463, MacPherson Road
Singapore 368181
Attention: Low Weng Peng, Board Member
Email: wengpeng@renewgpl.com

with copies to (which shall not constitute notice), to:

Greenberg Traurig, LLP
One Vanderbilt Avenue
New York, NY 10017
Attention: Alan I. Annex
Email: Alan.Annex@gtlaw.com

If to Newco, to:

New Arena Holdco, Inc.
c/o The Arena Group Holdings, Inc.
200 Vesey Street, 24th Floor
New York, NY 10281
Attention: General Counsel
E-mail: legal@thearenagroup.net

with copies to (which shall not constitute notice), to:

Fenwick & West LLP
555 California Street
San Francisco, California 94104
Attention: Robert Freedman
Email: rfreedman@fenwick.com
(with a copy to legal@thearenagroup.net)

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

5-Hour International Corporation Pte. Ltd.

By:	/s/ Ravinder Sajwan
Name:	Ravinder Sajwan
Title:	President

Date: November 5, 2023

IN WITNESS WHEREOF, Newco has accepted this Subscription Agreement as of the date set forth below.

New Arena Holdco, Inc.

By:	/s/ Ross Levinsohn
Name:	Ross Levinsohn
Title:	Chief Executive Officer

Date: November 5, 2023